CUSIP No. 87184Q107	Page 12 of 13

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 13, 2019

POLARIS PARTNERS VII, L.P.

By: Polaris Management Co. VII, L.L.C., its general partner

By: *
Managing Member

POLARIS ENTREPRENEURS’ FUND V, L.P.

By: Polaris Management Co. VII, L.L.C., its general partner

By: *
Managing Member

POLARIS MANAGEMENT CO. VII, L.L.C.

By: *
Managing Member

DAVID BARRETT

By: *
David Barrett

BRIAN CHEE

By: *
Brian Chee

CUSIP No. 87184Q107	Page 13 of 13

AMIR NASHAT

By:	*
Amir Nashat

BRYCE YOUNGREN

By:	*
Bryce Youngren

*By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]